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                         Pinnacle Bankshares Corporation
                                622 Broad Street
                            Altavista, Virginia 24517


         Dear Fellow Shareholders:

                You are cordially invited to attend the 1998 Annual Meeting of Shareholders of Pinnacle Bankshares Corporation, the holding company for The First National Bank of Altavista. The meeting will be held on Tuesday, April 14, 1998, at 11:30 a.m. at the Fellowship Hall of Altavista Presbyterian Church, located at 707 Broad Street, Altavista, Virginia. The accompanying Notice and Proxy Statement describe the matters to be presented at the meeting. Enclosed is our 1997 Annual Report to Shareholders that will be reviewed at the Annual Meeting.

                Please complete, sign, date and return the enclosed proxy card as soon as possible. Whether or not you will be able to attend the Annual Meeting, it is important that your shares be represented and your vote recorded. The proxy may be revoked at any time before it is voted at the Annual Meeting.

                We appreciate your continuing loyalty and support of The First National Bank of Altavista and Pinnacle Bankshares Corporation.


                                                  Sincerely,



                                                  Robert H. Gilliam, Jr.
                                                  President &
                                                  Chief Executive Officer
         Altavista, Virginia
         March  10, 1998


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                         Pinnacle Bankshares Corporation
                                622 Broad Street
                            Altavista, Virginia 24517



                  NOTICE OF 1998 ANNUAL MEETING OF SHAREHOLDERS


                            TO BE HELD APRIL 14, 1998

           The 1998 Annual Meeting of Shareholders of Pinnacle Bankshares Corporation (the "Company") will be held at the Fellowship Hall of Altavista Presbyterian Church, located at 707 Broad Street, Altavista, Virginia, on Tuesday, April 14, 1998, at 11:30 a.m. for the following purposes:

           1. To elect four Class I directors to serve until the 2001 Annual Meeting of Shareholders, as described in the Proxy Statement accompanying this notice.

           2. To approve the Company's 1997 Incentive Stock Plan, the material terms of which are described in the Proxy Statement accompanying this notice.

           3. To transact such other business as may properly come before the meeting or any adjournment thereof.

           Shareholders of record at the close of business on February 10, 1998, are entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.


                                        By Order of the Board of Directors



                                        Dawn P. Crusinberry
                                        Secretary

March  10, 1998

                                IMPORTANT NOTICE

           Please complete, sign, date and return the enclosed proxy card in the accompanying postage paid envelope so that your shares will be represented at the meeting. Shareholders attending the meeting may personally vote on all matters which are considered, in which event the signed proxies are revoked.

                         Pinnacle Bankshares Corporation
                                622 Broad Street
                            Altavista, Virginia 24517

                                 PROXY STATEMENT
                       1998 ANNUAL MEETING OF SHAREHOLDERS
                                 April 14, 1998

                                     GENERAL

           The following information is furnished in connection with the solicitation by and on behalf of the Board of Directors of the enclosed proxy to be used at the 1998 Annual Meeting of Shareholders (the "Annual Meeting") of Pinnacle Bankshares Corporation (the "Company") to be held Tuesday, April 14, 1998, at 11:30 a.m. at the Fellowship Hall of Altavista Presbyterian Church, located at 707 Broad Street, Altavista, Virginia. The approximate mailing date of this Proxy Statement and accompanying proxy is March 10, 1998.

Revocation and Voting of Proxies

           Execution of a proxy will not affect a shareholder's right to attend the Annual Meeting and to vote in person. Any shareholder who has executed and returned a proxy may revoke it by attending the Annual Meeting and requesting to vote in person. A shareholder may also revoke his proxy at any time before it is exercised by filing a written notice with the Company or by submitting a proxy bearing a later date. Proxies will extend to, and will be voted at, any properly adjourned session of the Annual Meeting. If a shareholder specifies how the proxy is to be voted with respect to any proposals for which a choice is provided, the proxy will be voted in accordance with such specifications. If a shareholder fails to specify with respect to such proposals, the proxy will be voted FOR proposals 1 and 2, as set forth in the accompanying notice and further described herein.

Voting Rights of Shareholders

           Only those shareholders of record at the close of business on February 10, 1998, are entitled to notice of and to vote at the Annual Meeting, or any adjournments thereof. The number of shares of common stock of the Company outstanding and entitled to vote at the Annual Meeting is 719,025. The Company has no other class of stock outstanding. A majority of the votes entitled to be cast, represented in person or by proxy, will constitute a quorum for the transaction of business. Each share of Company Common Stock entitles the record holder thereof to one vote upon each matter to be voted upon at the Annual Meeting.

           With regard to the election of directors, votes may be cast in favor or withheld. If a quorum is present, the nominees receiving a plurality of the votes cast at the Annual Meeting will be elected directors; therefore, votes withheld will have no effect. The approval by the holders of a majority of the Company's Common Stock represented at the Annual Meeting is required for adoption of the 1997 Incentive Stock Plan. Thus, although abstentions and broker non-votes (shares held by customers which may not be voted on certain matters because the broker has not received specific instructions from the customer) are counted for purposes of determining the presence or absence of a quorum for the transaction of business, they are generally not counted for purposes of determining whether such proposals have been approved and therefore have no effect.

Solicitation of Proxies

           The cost of solicitation of proxies will be borne by the Company. Solicitations will be made only by the use of the mails, except that officers and regular employees of the Company and The First National Bank of Altavista (the "Bank") may make solicitations of proxies by telephone, telegram, special letter, or by special call, acting without compensation other than regular compensation. It is contemplated that brokerage houses and other nominees, custodians, and fiduciaries will be requested to forward the proxy soliciting material to the beneficial owners of the stock held of record by such persons, and the Company will reimburse them for their charges and expenses in this connection.

Securities Ownership of Certain Beneficial Owners

         To the Company's knowledge, no shareholder of the Company owns 5% or more of the outstanding common stock. For information regarding securities ownership by members of the Company's Board of Directors and management, please see "Election of Directors" below.


                                  PROPOSAL ONE
                             ELECTION OF DIRECTORS

         The Company's Board is divided into three classes (I, II, and III) of directors. The term of office for Class I directors will expire at the Annual Meeting. Four persons named below, each of whom currently serves as a director of the Company, will be nominated to serve as a Class I director. If elected, the Class I nominees will serve until the 2001 Annual Meeting of Shareholders. The persons named in the proxy will vote for the election of the nominees named below unless authority is withheld. The Company's Board believes that the nominees will be available and able to serve as directors, but if any of these persons should not be available or able to serve, the proxies may exercise discretionary authority to vote for a substitute proposed by the Company's Board.

           Certain information concerning the nominees for election at the Annual Meeting as Class I is set forth below, as well as certain information about the Class II directors and Class III directors, who will continue in office until the 1999 and 2000 Annual Meetings of Shareholders, respectively.


                                                                                             Common
                                                                                           Shares of         Ownership as a
                                                                      Director of           Company          Percentage of
         Name (Age) and                 Principal Occupation            Company           Beneficially        Common Stock
             Address                      Last Five Years              Since (1)          Owned (2)(3)        Outstanding
             -------                      ---------------              ---------          ------------        -----------
Class I Directors (Nominees) (Serving until the 2001 Annual Meeting)

        John P. Erb (54)              Assistant Superintendent            1989              1,701(4)               *
       Altavista, Virginia            Campbell County Schools

      Robert L. Finch (67)                     Former                     1986              8,052(5)               1%
       Altavista, Virginia             President & Treasurer
                                        Finch & Finch, Inc.

   Robert H. Gilliam, Jr. (52)            President & CEO                 1979              5,880(6)               *
     Lynch Station, Virginia          The First National Bank
                                            Of Altavista

     R. B. Hancock, Jr. (47)             President & Owner                1994              1,755(7)               *
      Huddleston, Virginia            R.B.H., Inc. d/b/a Napa
                                             Auto Parts

Class II Directors (Serving until the 1999 Annual Meeting)

   Alvah P. Bohannon, III (50)               President                    1985               1,920                 *
       Altavista, Virginia             Altavista Motors, Inc.

     James P. Kent, Jr. (58)                  Partner                     1980              8,523(8)               1%
         Hurt, Virginia                     Kent & Kent

       Percy O. Moore (64)                    Retired                     1989              1,701(4)               *
       Altavista, Virginia                Customer Service
                                             Supervisor

Class III Directors (Serving until the 2000 Annual Meeting)

   Herman P. Rogers, Jr. (54)              Plant Manager                  1997              1,500(4)               *
       Altavista, Virginia              BGF Industries, Inc.

     Carroll E. Shelton (47)           Senior Vice President              1990              3,911(9)               *
         Hurt, Virginia               The First National Bank
                                            of Altavista

   Kenneth S. Tyler, Jr. (57)         Retired President & CEO             1976               1,791                 *
       Altavista, Virginia             The Lane Company, Inc.

       John L. Waller (54)                Owner & Operator                1989             1,701(10)               *
         Hurt, Virginia                  Waller Farms, Inc.

All directors and executive                                                                  39,367               5.5%
officers as a group (12 persons)
------------------

* Less than 1.0%; based on total outstanding shares of 719,025 shares as of the date of this Proxy Statement.

(1) Reflects year that director initially served on the Board of the Bank, the Company's sole subsidiary.

         Effective May 1, 1997, the Company became the holding company for Bank.
(2) For purposes of this table, beneficial ownership has been determined in accordance with the provision of Rule 13d-3 of the Securities Exchange Act of 1934 under which, in general, a person is deemed to be the beneficial owner of a security if he has or shares the power to vote or direct the voting of the security or the power to dispose of or direct the disposition of the security, or if he has the right to acquire beneficial ownership of the security within sixty days.
(3) Includes shares held by affiliated corporations, close relatives, and children, and shares held jointly with spouses or as custodians or trustees for children.
(4)      Shares held jointly with spouse.
(5) 462 of the reported shares as held jointly with spouse, 15 shares held solely in spouse's name and 795 shares held indirectly by Finch & Finch, Inc., of which Mr. Finch is a majority shareholder.
(6) Includes 1,200 shares which represents shares that Mr. Gilliam has the option to purchase as of May 1, 1998 under the 1997 Incentive Stock Option.
(7) 1,575 of the reported shares held jointly with spouse and 180 shares held as custodian for minor child.
(8)      825 of the reported shares held solely in spouse's name.
(9) 2,961 shares are held jointly with spouse; and includes 800 shares which represents shares that Mr. Shelton has the option to purchase as of May 1, 1998 under the 1997 Incentive Stock Option.
(10) 78 of the reported shares held in name of majority children living at home.

Meetings and Committees of the Board of Directors.

         The Board of Directors conducts its business through meetings of the Company's Board and through committees of the Bank's Board, certain of which are set forth below. The Company became the holding company for the Bank in May 1997, and currently, the Bank's committees make recommendations to the Company's Board regarding the audit, personnel and nominating functions. During calendar year 1997, the Company's Board of Directors held 5 meetings and the Bank's Board of Directors held 13 meetings. No director attended fewer than 75 percent of the total meetings of the Company's and the Bank's Boards of Directors and the Bank committees on which he or she served during this period.

         Audit Committee. The Bank's Audit Committee meets to review reports of the Bank's internal auditor who reports directly to the Audit Committee and reviews the annual report of the Bank's independent auditors. Members of the Audit Committee are Messrs. Bohannon, Finch, Hancock, Moore and Waller, and they met four times in 1997.

         Personnel Committee. The Bank's Personnel Committee reviews officer and employee compensation and employee benefit plans and makes recommendations to the Board concerning such matters. The Personnel Committee makes recommendations as to the employment of officers of the Bank. Members of the Personnel Committee are Messrs. Erb, Hancock, Moore, Rogers, Tyler and Gilliam, and they met six times in 1997.

         Nominating Committee. The Nominating Committee's duties include consideration of candidates for board election. The Nominating Committee makes a recommendation to the Board concerning candidates for any vacancy that may occur and the entire Board then determines which candidate(s) should be nominated for the shareholders' approval. Members of the Nominating Committee are Messrs. Erb, Kent, Tyler and Gilliam, and they met two times in 1997. While the Board of Directors will consider nominees recommended by shareholders, it has not actively solicited recommendations from the Bank's shareholders for nominees, nor has it established any procedures for this purpose.

Transactions with Management

         Directors and officers of the Bank and persons with whom they are associated have had, and expect to have in the future, banking transactions with the Bank in the ordinary course of their businesses. In the opinion of management of the Bank, all such loans and commitments for loans were made on substantially the same terms, including interest rates, collateral and repayment terms as those prevailing at the same time for comparable transactions with other persons, were made in the ordinary course of business, and do not involve more than a normal risk of collectibility or present other unfavorable features.

Directors' Fees

       All directors of the Bank received an annual retainer of $3,250 in 1997 and, in addition, the outside directors received $125.00 for each committee meeting attended.

Interest of Management in Certain Transactions

           As of December 31, 1997, borrowing by all policy-making officers, directors, principal shareholders and their associates amounted to $2,393,000 or 17%, of total capital. The maximum aggregate amount of such indebtedness during 1997 was $2,393,000 or 17%, of total year-end capital. These loans were made in the ordinary course of the Bank's business, on the same terms, including interest rates and collateral, as those prevailing at the same time for comparable transactions with others, and do not involve more than the normal risks of collectibility or present other unfavorable features. The Bank expects to have in the future similar banking transactions with officers, directors, principal shareholders and their associates.

                             EXECUTIVE COMPENSATION

         The following table provides information concerning Mr. Gilliam, President and CEO, the only executive officer of the Company whose compensation exceeded $100,000 for any of the three years ended December 31, 1997. All compensation was paid by the Bank, the Company's wholly-owned subsidiary. The Company paid no compensation in 1997.

                           SUMMARY COMPENSATION TABLE
                               Annual Compensation

        Name and Principal                                                                                All Other
             Position                    Year          Salary($)(1)           Bonus($)               Compensation($)(2)
             --------                    ----          ------------           --------               ------------------
Robert H. Gilliam, Jr.                   1997             118,250              13,800                       1,724
President & Chief                        1996             106,150              12,378                       1,855
Executive Officer                        1995             101,650               8,924                       1,247

(1) Includes a Board retainer of $3,250 in 1997, $3,000 in 1996, and $2,500 in 1995.
(2) Cost (based on IRS uniform cost table) of more than $50,000 of group-term life insurance provided by employer.

Stock Options. The following table shows all grants of options to Mr. Gilliam in 1997:

                        Option Grants in Last Fiscal Year

                                                                  % of Total
                                                               Options Granted         Exercise or
                                             Options           To Employees in          Base Price            Expiration
                Name                      Granted (#)(1)         Fiscal Year              ($/Sh)                 Date
                ----                      --------------         -----------              ------                 ----
       Robert H. Gilliam, Jr.                 6,000                  40%                  20.00                12/30/07

(1) Vesting is as follows: One-fifth by May 1, 1998; and one-fifth each year thereafter for four consecutive years.

Employee Benefit Plans

           Retirement Plan. The Bank maintains a Non-Contributory Defined Benefit Retirement Plan (the "Retirement Plan") covering substantially all employees who have reached the age of 21 and have been fully employed for at least one year. The Retirement Plan, sponsored by the Virginia Bankers Association, provides participants with retirement benefits related to salary and years of credited service. Employees become vested after five plan years of service, and the normal retirement date is the plan anniversary date nearest the employee's 65th birthday. The Retirement Plan does not cover directors who are not active officers. The amount expensed for the Retirement Plan during the year ended December 31, 1997, was $81,899.

           The following table shows the estimated annual retirement benefits payable to employees in the average annual salary and years of service classifications set forth below assuming retirement at the normal retirement age of 65.


                                                           Years of Credited Service
    Consecutive Five-Year
       Average Salary                 15               20               25                30                35
       --------------               ------           ------           ------            ------            ----
            $ 25,000                 $ 5,625          $ 7,500          $ 9,375            $11,250         $12,188
              40,000                 $10,203          $13,603          $17,004            $20,405         $22,306
              55,000                 $15,265          $20,353          $25,442            $30,530         $33,556
              75,000                 $22,015          $29,353          $36,692            $44,030         $48,556
             100,000                 $30,453          $40,603          $50,754            $60,905         $67,306
             125,000                 $38,890          $51,853          $64,817            $77,780         $86,056
             150,000                 $47,328          $63,103          $78,879            $94,655        $104,806

           Benefits under the Retirement Plan are based on a straight life annuity assuming full benefit at age 65, no offsets, and covered compensation of $29,311 for a person age 65 in 1997. Compensation is currently limited to $160,000 by Internal Revenue Code. The estimated annual benefit payable under the Retirement Plan upon retirement is $71,156 for Mr. Gilliam, credited with 40 years of service. Benefits are estimated on the basis that he will continue to receive, until age 65, covered salary in the same amount paid in 1997.
           Profit Sharing/401(k) Plan. The Bank adopted a Defined Contribution Profit Sharing Thrift Plan (the "Thrift Plan") effective January 1, 1997. The Thrift Plan, sponsored by the Virginia Bankers Association, includes a 401(k) savings provision which authorizes a maximum voluntary salary deferral of up to 15% of compensation, subject to statutory limitations. All full-time employees who have reached the age of 21 with at least six months of service are eligible to participate. Contributions and earnings, which are tax-deferred, may be invested in various investment vehicles offered through the Virginia Bankers Association. The profit sharing arrangement allows for employer contributions in such amount, if any, which the Board of Directors shall determine. Employees become 100% vested in any employer contributions which may be made after five plan years of service. The Bank made no contributions to the Thrift Plan for the year ended December 31, 1997.

Section 16(a) Beneficial Ownership Reporting Compliance

           Section 16(a) of the Exchange Act requires directors, executive officers and 10% beneficial owners of the Company's Common Stock to file reports concerning their ownership of Common Stock. The Company believes that its officers and directors complied with all filing requirements under Section 16(a) of the Securities Exchange Act of 1934 during 1997, except that Mr. Gilliam filed an amendment to his initial Form 3 filing.

         THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" THE ELECTION OF THE NOMINEES LISTED ABOVE.


                                  PROPOSAL TWO
                    APPROVAL OF THE 1997 INCENTIVE STOCK PLAN


         General. The Company's 1997 Incentive Stock Plan (the "Incentive Plan") was adopted by the Board of Directors to be effective on May 1, 1997, subject to the approval by the holders of a majority of the Company's Common Stock represented at the Annual Meeting. The Incentive Plan makes available up to 25,000 shares of Common Stock for awards to key employees of the Company and its subsidiaries in the form of stock options, stock appreciation rights and restricted stock (collectively, "Awards"), all as more fully described below.

         The following description of the Incentive Plan is qualified in its entirety by reference to the Incentive Plan, a copy of which may be obtained by request delivered to the secretary of the Company at the address set forth on the Notice of this Proxy Statement.

         Purpose. The purpose of the Incentive Plan is to promote the success of the Company and its subsidiaries by providing incentives to key employees that will promote the identification of their personal interests with the long-term financial success of the Company and with growth in shareholder value. The Plan is designed to provide flexibility to the Company in its ability to motivate, attract, and retain the services of key employees upon whose judgment, interest, and special effort the successful conduct of its operation is largely dependent.

         Administration. Under the terms of the Incentive Plan, the non-employee directors of the Personnel Committee of The First National Bank of Altavista, the wholly-owned subsidiary of the Company (the "Committee") will be appointed to administer the plan. No director may serve as a member of the Committee if he is eligible to participate in the Plan or was at any time within one year prior to his appointment to the Committee eligible to participate in the Plan. The Committee will have the power to determine the key employees to whom Awards shall be made.

         Each Award under the Incentive Plan will be made pursuant to a written agreement between the Company and the recipient of the Award (the "Agreement"). In administering the Incentive Plan, the Committee will have the authority subject to approval, amendment and modification by the Board of Directors of the Company, to determine the terms and conditions upon which Awards may be made and exercised, to determine terms and provisions of each Agreement, to construe and interpret the Incentive Plan and the Agreements, to establish, amend or waive rules or regulations for the Incentive Plan's administration, to accelerate the exercisability of any Award, the end of any performance period or termination of any period of restriction, and to make all other determinations and take all other actions necessary or advisable for the administration of the Incentive Plan.

         Subject to the terms, conditions and limitations of the Incentive Plan, the Committee may modify, extend or renew outstanding Awards, or, if authorized by the Board of Directors, accept the surrender of outstanding Awards and authorize new Awards in substitution therefor, including Awards with lower exercise prices or longer terms than the surrendered Awards. The Board may terminate, amend or modify the Incentive Plan from time to time in any respect without shareholder approval, unless the particular amendment or modification requires shareholder approval under the Internal Revenue Code of 1986, as amended (the "Code"), the rules and regulations under Section 16 of the Securities Exchange Act (the "Exchange Act") or pursuant to any other applicable laws, rules or regulations.

         The Incentive Plan will expire on April 30, 2007, unless sooner terminated by the Board.

         Eligibility. All employees of the Company and its subsidiaries who are deemed to be key employees ("Key Employees") by the Committee are eligible for Awards under the Incentive Plan. Key Employees include officers or other employees of the Company and its subsidiaries who, in the opinion of the Committee, can contribute significantly to the growth and profitability of, or perform services of major importance to, the Company and its subsidiaries. Directors who are not also officers or employees of the Company or its subsidiaries are not eligible for Awards under the Plan.

         Awards granted under the Incentive Plan may not be assigned, transferred, pledged or otherwise encumbered by a participant, other than by will or the laws of descent and distribution. Awards may be exercised during the recipient's lifetime only by the recipient or, in the case of disability, by the recipient's legal representative. Such Awards also are not exercisable until at least six months after the grant of the Award. Subject to other applicable restrictions, shares granted as Restricted Stock may not be transferred or sold until at least six months after the grant of the Award.

         Options. The Incentive Plan authorizes the grant of incentive stock options within the meaning of Section 422A of the Code ("ISOs") and non-qualified stock options ("NQSOs") (collectively, "Options"). The Option terms applicable to such Options will be determined by the Committee, but no Option will be exercisable in any event until at least six months after its grant (except in cases of death or disability) or after ten years from its grant. All Options granted as ISOs shall comply with all applicable provisions of the Code and all other applicable rules and regulations governing ISOs. All other Option terms will be determined by the Committee in its sole discretion.

         Tandem SARS. The Incentive Plan authorizes the grant of stock appreciation rights granted in tandem with Options ("Tandem SARs").

         A Tandem SAR may be exercised with respect to all or part of the shares subject to the related Option, and entitles the holder, upon exercise, to receive, without any payment to the Company (other than required withholding amounts), cash or Common Stock or a combination thereof equivalent in value to the excess of the fair market value on the exercise date of the shares of Common Stock represented by the Tandem SAR over the option exercise price of the related Option.

         A Tandem SAR may be exercised only when the current value of the Tandem SAR exceeds the exercise price of the related Option. A Tandem SAR shall expire no later than, and is exercisable and transferable subject to the conditions of, the related Option. In no event may a Tandem SAR be exercised sooner than six months from the date of grant (except in the case of death or disability).

         If a Tandem SAR is exercised, it will reduce correspondingly the number of shares of Common Stock represented by the related Option, and exercise of the related Option will similarly reduce the number of shares represented by the Tandem SAR. The Committee retains sole discretion to approve or disapprove an optionee's election to receive cash to the extent required by Exchange Act Rule 16b-3 or the terms of the particular Agreement. When an optionee who is a director or executive officer of the Company subject to Section 16(a) under the Exchange Act elects to receive cash upon exercise of a Tandem SAR and the Committee consents thereto, such Tandem SAR will be deemed to have been exercised on the date when the Common Stock has its highest fair market value during the period specified in Rule 16b-3 in which the Tandem SAR is exercised.

         Restricted Stock. The Incentive Plan permits the award of shares of restricted stock ("Restricted Stock"). However, no more than one-third of the shares authorized to be issued under the Incentive Plan may be granted as Restricted Stock. Restricted Stock may not be disposed of by the recipient until certain restrictions established by the Committee lapse. Recipients of Restricted Stock are not required to provide consideration other than the rendering of services. The recipient shall have, with respect to the Restricted Stock, all the rights of a stockholder of the Company, including the right to vote the shares, and the right to receive any cash dividends on the shares. Upon termination of employment during the period of restriction for reasons other than death, disability or retirement, all Restricted Stock will be forfeited subject to such exceptions, if any, as are authorized by the Committee and set forth in the Agreement. In all events other than death, or disability of the recipient, the applicable period of restriction may not be less than six months.

         Shares Subject to the Incentive Plan. Up to 25,000 shares of Common Stock may be issued under the Incentive Plan. Except as set forth below, shares of Common Stock issued in connection with the exercise of, or as other payment for an Award will be charged against the total number of shares issuable under the Incentive Plan. If any Award granted (for which no material benefits of ownership have been received, including dividends), with respect to a Tandem SAR, terminates, expires or lapses for any reason other than as a result of being exercised (other than by exercise of a related Option), or if shares issued (for which no material benefits of ownership have been received, including dividends) pursuant to an Award are forfeited, Common Stock subject to such Award will be available for further Awards.

         In order to reflect such events as stock dividends, stock splits, recapitalizations, mergers, consolidations or reorganizations by the Company, the Committee will adjust the number of shares subject to each outstanding Award, the exercise price and the aggregate number of shares from which grants or awards may be made.

         Change in Control. In order to maintain all the participants' rights in the event of a Change in Control of the Company (as that term is defined in the Incentive Plan), the Committee, as constituted before such Change in Control, may take in its sole discretion any one or more of the following actions either at the time an Award is made or any time thereafter: (i) provide for the acceleration of any time periods relating to the exercise or realization of any such Award so that such Award may be exercised or realized in full on or before a date initially fixed by the Committee; (ii) provide for the purchase or settlement of any such Award by the Company, upon the participant's request, for an amount of cash equal to the amount which could have been obtained upon the exercise of such Award or realization of such participant's rights had such Award been currently exercisable or payable; (iii) make such adjustment to any such Award then outstanding as the Committee deems appropriate to reflect such Change in Control; or (iv) cause any such Award then outstanding to be assumed, or new rights substituted therefor, by the acquiring or surviving corporation in such Change in Control.

         Certain Federal Income Tax Consequences.

         Incentive Stock Options. An optionee will not recognize income on the grant of an ISO, and an optionee generally will not recognize income on the exercise of an ISO, except as described in the following paragraph. Under these circumstances, no deduction will be allowable to the Company in connection with either the grant of such Options or the issuance of shares upon exercise thereof.

         However, if the exercise of an ISO occurs more than three months after the optionee ceased to be an employee for reasons other than death or disability (or more than one year thereafter if the optionee ceased to be an employee by reason of permanent and total disability), the exercise will not be treated as the exercise of an ISO, and the optionee will be taxed in the same manner as on the exercise of a NQSO, as described below. For the Option to qualify as an ISO upon the optionee's death, the optionee must have been employed at the Company for at least three months before his or her death.

         Gain or loss from the sale or exchange of shares acquired upon exercise of an ISO generally will be treated as capital gain or loss. If, however, shares acquired pursuant to the exercise of an ISO are disposed of within two years after the Option was granted or within one year after the shares were transferred pursuant to the exercise of the Option, the optionee generally will recognize ordinary income at the time of the disposition equal to the excess over the exercise price of the lesser of the amount realized or the fair market value of the shares at the time of exercise (or, in certain circumstances, at the time such shares became either transferable or not subject to a substantial risk of forfeiture). The exercise of an ISO may result in a tax to the optionee under the alternative minimum tax because as a general rule the excess of the fair market value of stock received on the exercise of an ISO over the exercise price is defined as an item of "tax preference" for purposes of determining alternative minimum taxable income.

         Non-qualified Options and Tandem SARs. A participant will not recognize income on the grant of a NQSO or a Tandem SAR, but generally will recognize income upon the exercise of a NQSO or a Tandem SAR. The amount of income recognized upon the exercise of a NQSO will be measured by the excess, if any, of the fair market value of the shares at the time of exercise over the exercise price, provided that the shares issued are either transferable or not subject to a substantial risk of forfeiture. The amount of income recognized upon the exercise of a Tandem SAR will be equal to the amount of cash received and the fair market value of any shares received at the time of exercise, provided the shares issued are either transferable or not subject to a substantial risk of forfeiture, plus the amount of any taxes withheld.

         If shares received on the exercise of a NQSO or a Tandem SAR are nontransferable and subject to a substantial risk of forfeiture then, unless the optionee elects to recognize income at the time of receipt of such shares, the optionee will not recognize ordinary income until the shares become either transferable or are not subject to a substantial risk of forfeiture. For these purposes, shares will be treated as nontransferable and subject to a substantial risk of forfeiture for as long as the sale of the shares at a profit could subject the optionee to suit under Section 16(b) of the Exchange Act. In the circumstances described in this paragraph, the amount of income recognized is measured with respect to the fair market value of the shares at the time the income is recognized.

         In the case of ordinary income recognized by an optionee as described above in connection with the exercise of a NQSO or a Tandem SAR, the Company will be entitled to a deduction in the amount of ordinary income so recognized by the optionee, provided the Company satisfies certain federal income tax withholding requirements.

         Restricted Stock. A recipient of Restricted Stock is not required to include the value of such shares in ordinary income until the first time his rights in the shares are transferable or are not subject to a substantial risk of forfeiture, whichever occurs earlier, unless he elects to be taxed on receipt of the shares. With respect to Awards granted under the Incentive Plan that are settled either in cash or in stock or other property that is either transferable or not subject to substantial risk of forfeiture, the recipient will recognize ordinary income at the time of receipt of the cash, stock or other property. In the circumstances described in this paragraph, the amount of such income will be equal to the amount of cash received, or the excess of the fair market value of the shares or other property received at the time the income is recognized over the amount (if any) paid for the shares or other property. The Company will be entitled to a deduction in the amount of the ordinary income recognized by the recipient for the employer's taxable year which includes the last day of the recipient's taxable year in which he recognizes such income, provided the Company satisfies certain federal income tax withholding requirements.

         General. The rules governing the tax treatment of Awards that may be granted under the Incentive Plan are quite technical, so that the above description of tax consequences is necessarily general in nature and does not purport to be complete. Moreover, statutory provisions are, of course, subject to change, as are their interpretations, and their application may vary in individual circumstances.

         Accounting Treatment. Under current accounting principles, neither the grant nor the exercise of a stock option with an exercise price not less than the fair market value of the Common Stock at the date of grant would require a charge against earnings.

         The Tandem SARs will require a charge to earnings of the Company in an amount equal to the difference between the current market value of the Common Stock and the exercise price. Depending upon the specific provisions of any Restricted Stock granted, a charge to earnings representing the value of the benefit conferred may be required. Under certain circumstances, this charge may be spread over any period of restriction applicable to such an Award.

         Effective Date. If approved by the shareholders, the Incentive Plan will be treated as effective as of May 1, 1997.

         Vote Required. The affirmative vote of the holders of a majority of the Common Stock represented in person or by proxy voting at the Annual Meeting, assuming a quorum is present, is required to ratify and approve the Incentive Plan.

         THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" ADOPTION OF THE PROPOSED INCENTIVE PLAN.


                         INDEPENDENT PUBLIC ACCOUNTANTS

           KPMG Peat Marwick, LLP, served as the Company's principal independent certified public accountants for the fiscal year ended December 31, 1997. No company has been selected by the Board of Directors to act as the Company's independent certified public accountants for the current fiscal year. The Board will make this decision later in the year. A representative of KPMG Peat Marwick, LLP will be present at the Annual Meeting and will be given the opportunity to make a statement and respond to appropriate questions from the shareholders.

                                 OTHER BUSINESS

           As of the date of this Proxy Statement, management of the Company has no knowledge of any matters to be presented for consideration at the Annual Meeting other than those referred to above. If any other matters properly come before the Annual Meeting, the persons named in the accompanying proxy intend to vote such proxy, to the extent entitled, in accordance with their best judgment.

                  SHAREHOLDER PROPOSALS FOR 1999 ANNUAL MEETING

           Proposals of shareholders intended to be presented at the 1999 Annual Meeting must be received by the Company no later than November 6, 1998. Under applicable law, the Board of Directors need not include an otherwise appropriate shareholder proposal (including any shareholder nominations for director candidates) in its proxy statement or form of proxy for that meeting unless the proposal is received by the Company's Secretary, at the Company's principal office in Altavista, Virginia, on or before the date set forth above.

                                      By Order of the Board of Directors


                                      Dawn P. Crusinberry
                                      Secretary

Altavista, Virginia
March 10, 1998

           A copy of the Company's Annual Report on Form 10-KSB Report (including exhibits) as filed with the Securities and Exchange Commission for the year ended December 31, 1997, will be furnished without charge to shareholders upon written request directed to the Company's Secretary as set forth on the first page of this Proxy Statement.

P R O X Y               Pinnacle Bankshares Corporation
                      1998 Annual Meeting of Shareholders
                              Held April 14, 1998

               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
     The undersigned Shareholder hereby constitutes and appoints Edward Bell, Jr., Robert I. Steele and Claude N. Woodson, or any of them, proxies of the undersigned, with full power of substitution, to vote the shares of common stock of Pinnacle Bankshares Corporation, outstanding in the name of the undersigned, at the 1998 Annual Meeting of Shareholders of Pinnacle Bankshares Corporation to be held at the Fellowship Hall of Altavista Presbyterian Church, located at 707 Broad Street, Altavista, Virginia, on the 14th day of April, 1998, at 11:30 a.m., and at any adjournment of adjournments thereof, with all powers the undersigned would possess if personally present:

     ITEM 1: To elect the four (4) nominees listed below as Class I Directors to serve until the 2001 Annual Meeting of Shareholders, as further described in the Proxy Statement accompanying this Proxy.


    [ ] FOR all nominees listed below            [ ] WITHHOLD AUTHORITY
    (except as marked to the contrary below)     to vote for all nominees listed below

                                        John P. Erb
                                      Robert L. Finch
                                   Robert H. Gilliam, Jr.
                                     R. B. Hancock, Jr.

     (INSTRUCTION: To withhold authority to vote for any individual nominee, write the nominee's name on the space provided below.)


     I withhold authority
for-----------------------------------------------------------


     ITEM 2: To approve the Company's 1997 Incentive Stock Option Plan, the material terms of which are described in the Proxy Statement accompanying this Proxy.


  [ ] FOR          [ ] AGAINST     [ ] ABSTAIN

     ITEM 3: To take action upon such other matters as may properly come before the meeting or any adjournment of adjournments thereof.

     YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ON ITEMS 1 AND 2 LISTED ABOVE, AND YOUR PROXY WILL BE VOTED FOR ITEMS 1 AND 2 IF NO SPECIFICATION IS MADE. IF ANY OTHER MATTERS COME BEFORE THE MEETING, THIS PROXY BE VOTED WITH RESPECT THERETO IN THE INTEREST OF THE COMPANY ACCORDING TO THE BEST JUDGMENT OF THE PERSON OR PERSONS VOTING THE PROXY.

     This proxy is revocable by you at any time prior to the voting of the shares represented, by notifying the Secretary of the Company in writing before such vote or by filing another proxy with the Secretary bearing a later date. Shareholders who are present at the meeting may withdraw their proxy and vote in person. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such. Both joint holders should sign.


Dated ------------------------------ , 1998     ------------------------------ (SEAL)
Number of Shares -------------
--------------------------------- (SEAL)        ------------------------------ (SEAL)

Return to:
Pinnacle Bankshares Corporation
P. O. Box 29
Altavista, Virginia 24517-0029